SEPARATION AND DISTRIBUTION AGREEMENT

THIS SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”), dated as of January 1, 2010, by and between Consolidation Services, Inc., a Delaware corporation (“Parent”), and Colt Resources, Inc., a Nevada corporation (“Spinco” and together with Parent, the “Parties”,  and each individually, a “Party” ).

RECITALS

WHEREAS, the Board of Directors of Parent has determined that it is in the best interests of Parent and its shareholders to separate Parent’s existing energy businesses into two independent businesses, with the Parent to retain oil and gas assets and liabilities related to its business and Spinco to receive all other assets and liabilities of Parent;

WHEREAS, on or before the Effective Time, Parent shall transfer or cause its subsidiaries to transfer the Spinco Assets to Spinco and shall cause Spinco to assume the Spinco Liabilities, all as more fully described in this Agreement;

WHEREAS, the Board of Directors of Parent has further determined that it is in the best interests of Parent, Spinco and the shareholders of Parent to distribute to the shareholders of record of the issued and outstanding shares of Parent Common Stock on January 31, 2010 (the “Record Date”) 100% of the shares of Spinco Common Stock on the basis of one share of Spinco Common Stock for every one share of issued and outstanding Parent Common Stock (the  “Distribution” );

WHEREAS, Parent and Spinco have prepared, and Spinco shall file with the Commission the Information Statement prior to the Distribution Date, which sets forth the appropriate disclosure concerning Spinco and the Distribution;

WHEREAS, the Distribution is intended to qualify as a tax-free spin-off under Sections 355 and 368 of the Code; and

WHEREAS, the parties hereto have determined to set forth herein the principal corporate and other transactions required to effect the Distribution and to set forth herein certain other agreements that will govern other matters prior to and following the Distribution.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 DEFINITIONS.  As used herein, the following terms have the meanings set forth below:

“Accounts” is defined in Section 4.1(a).

“Action” means any claim, suit, arbitration, inquiry, proceeding, or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

“Affiliate” means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

 “Assets” means all properties, rights, contracts, leases and claims, of every kind and description, wherever located, whether tangible or intangible, and whether real, personal or mixed.

 “Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means Securities and Exchange Commission.

“Confidential Information” means all business or operational information concerning a Party and/or its subsidiaries (including (i)  business and strategic plans, (ii)  litigation presentations and risk assessments, (iii) budgets, (iv) financing and credit-related information, (v) specifications, ideas and concepts for products and services, (vi) technical reports, mining and land/property reports and information, (vii) information marked or designated as “confidential” or which by its nature would be generally understood to be “confidential,” (viii) software, and (ix) information regarding third parties and leasees, (x) all other know-how, non-public intellectual property, methodology, procedures, techniques and trade secrets which, prior to or following the Effective Time, has been disclosed by a Party or its subsidiaries to the other Party or its subsidiaries, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other (except to the extent that such information can be shown to have been (i) in the public domain through no action of such Party or its subsidiaries, (ii) lawfully acquired from other sources by such Party or its subsidiaries to which it was furnished or (iii) independently developed by such Party or its subsidiaries; provided, however, in the case of clause (ii) that, to the furnished Party’s knowledge, such sources did not provide such information in breach of any confidentiality obligations).

“Distribution” is defined in the recitals to this Agreement.

“Distribution Date” means the date upon which the Distribution shall be effective, as determined by the Board of Directors of Parent.

“Effective Time” means 12:01 a.m. New York City time on January 1, 2010.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any official thereof.

“Group” means the Parent Group or Spinco (including any future subsidiaries of Spinco), as the context so requires.

“Guaranteed Spinco Liabilities” means the Spinco Liabilities on which the Parent is an obligor by reason of any guarantee or contractual commitment, including Liabilities under any contract assumed by Spinco from any member of the Parent Group with respect to which any member of the Parent Group remains liable.

“Indebtedness” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bond or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by any Person, whether or not such Person has assumed or becomes liable for the obligations secured thereby, (iv)  accounts payable, (v) reimbursement obligations with respect to surety and performance bonds or letters of credit, and (vi) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv), and (v) above.

“Indemnifiable Loss” means any and all damage, loss, liability, and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses) in connection with any and all Actions or threatened Actions.

“Information Statement” means the information statement required by the Commission to be sent to each Record Holder of Parent Common Stock in connection with the Distribution, and prepared in accordance with the Exchange Act.

“Intercompany Accounts” means any receivables, payables or loans between any member of the Parent Group, on the one hand, and Spinco, on the other hand, that exist prior to the Effective Time and is reflected in the Records of the relevant members of the Parent Group and Spinco, except for any such receivables, payables or loans that arise pursuant to this Agreement.

“IRS” means the United States Internal Revenue Service.

“Joint Action” means any current or future Action with respect to which it is unclear at the onset of such Action whether Liabilities will arise primarily in connection with the Spinco Business or the Parent Business.

“Law” means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Liabilities” means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under this Agreement, any law, rule, regulation, action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

“Party” is defined in the Preamble to this Agreement.

“Parent” is defined in the Preamble to this Agreement.

“Parent Action” means any current or future Action that does not relate primarily to the Spinco Business and in which Spinco is a defendant or the party against whom any claim or investigation is directed, but excluding any Joint Action.

“Parent Asset” means all Assets of Parent or any member of the Parent Group that relate to the Parent’s oil and gas business and that are not Spinco Assets.

“Parent Business” means the oil and gas business conducted by Parent and its present and former subsidiaries, joint ventures and partnerships, other than the Spinco Business.

“Parent Royalty” shall have the meaning provided in Section 2.3(a).

“Parent Royalty Repurchase Options” shall have the meaning provided in Section 2.3(a).

“Parent Common Stock” means the outstanding shares of common stock of Parent.

“Parent Group” means Parent and its subsidiaries, affiliates, joint ventures and partnerships, excluding Spinco.

“Parent Indemnitees” is defined in Section 6.1.

“Parent Liabilities” means (i) Liabilities of any member of the Parent Group arising out of or relating to the operation or conduct of the Parent Business and that is held or retained by the Parent or any member of the Parent Group pursuant to this Agreement, and (ii) any other Liabilities of Spinco or the Parent, whether arising before, at, or after the Effective Time, that do not constitute Spinco Liabilities.  FOR THE AVOIDANCE OF DOUBT, NO LIABILITY SHALL BE A PARENT LIABILITY SOLELY AS A RESULT OF PARENT OR ANY OTHER MEMBER OF THE PARENT BEING NAMED AS PARTY TO, OR IN, ANY ACTION.

“Person” means any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any Governmental Entity.

“Policies” means insurance policies and insurance agreements or arrangements of any kind (other than life and benefits policies, agreements or arrangements), including primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, business interruption, workers’ compensation and employee dishonesty insurance policies, bonds and self-insurance company arrangements, together with the rights, benefits and privileges thereunder.

“Record Date” means the date designated by or under the authority of Parent’s Board of Directors as the record date for determining the shareholders of Parent entitled to receive the Distribution.

“Records” means any information, agreements, documents, books, records or files.

“Record Holder” shall have the meaning set forth in Section 3.3.

“Separation” shall have the meaning set forth in Section 2.1.

“Securities Act” means the Securities Act of 1933, as amended.

 “Spinco” is defined in the Preamble to this Agreement.

“Spinco Action” means any current or future Action relating primarily to the Spinco Business in which one or more members of the Parent Group is a defendant or the party against whom a claim or investigation is directed, but excluding any Joint Action.

“Spinco Assets” means the those Assets relating to the now or formerly conducted coal business of Parent, as listed on Schedule “A”, attached hereto and made a part hereof, to be transferred to Spinco pursuant to this Agreement, including but not limited to all Assets that are owned of record or held in the name of Spinco at the Effective Time, and excluding the Parent Royalty.

“Spinco Business” means the coal business comprised of the Spinco Assets and the Spinco Liabilities.

“Spinco Common Stock” means the outstanding shares of common stock of Spinco.

“Spinco Indemnitee” is defined in Section 6.2.

“Spinco Liabilities” means the Liabilities listed or described on Schedule “B”, attached hereto and made a part hereof, and any and all Liabilities that are expressly contemplated by this Agreement as Liabilities that are assumed by Spinco, and any Liabilities arising out of or resulting from the operation or conduct of the Spinco Business following the Effective Time, and any and all Liabilities of the guarantor under the Guaranteed Spinco Liabilities, except as otherwise provided herein.  FOR THE AVOIDANCE OF DOUBT, NO LIABILITY SHALL BE A SPINCO LIABILITY SOLELY AS A RESULT OF SPINCO BEING NAMED AS PARTY TO, OR IN, ANY ACTION.

“Tax” shall mean all taxes, charges, duties, fees, levies, or other assessments, including income, gross receipts, excise, property, sales, transfer, ad valorem, profits, windfall profits, use, license, payroll, franchise, value-added, production, severance, withholding, payroll, employment, social security, and other taxes, however denominated, imposed by any Governmental Entity, whether disputed or not, and includes any estimated taxes, interest, penalties or additions to tax that are payable or may become payable in respect thereof.

“Tax Returns” shall mean all reports or returns (including information returns and amended returns) required to be filed or that may be filed for any period with any taxing authority in connection with any Tax or Taxes (whether domestic or foreign).

“Third Party Parent Policies” means all Policies, whether or not in force on the Effective Time, issued by unaffiliated third-party insurers to Parent or its Affiliates that cover risks that relate to both the Parent Business and the Spinco Business as operated or conducted by the Parent or any member of the Parent Group prior to the Effective Time.

ARTICLE II

SEPARATION; CONVEYANCE OF CERTAIN ASSETS;

ASSUMPTION OF CERTAIN LIABILITIES; INTERCOMPANY ROYALTIES; AND TRANSITION ARRANGEMENTS

2.1 SEPARATION.  Effective as of the Effective Time, Parent shall transfer and assign to Spinco all of the Spinco Assets and Spinco shall assume all of the Spinco Liabilities in exchange for all of the shares of Spinco Common Stock to be distributed to the Parent’s shareholders, as provided in Section 3.3, below (the “Separation”).

2.2 CONVEYANCE OF ASSETS; ASSUMPTION OF LIABILITIES.  Except as otherwise expressly provided herein:

(a)           Effective as of the Effective Time (i) all Parent Assets intended to remain assets of Parent shall remain Assets of Parent, (ii) all Parent Liabilities intended to remain liabilities of Parent shall remain Liabilities of Parent, and (iii) all other Assets and Liabilities of Parent and its subsidiaries are intended to become the Assets and Liabilities of Spinco.

(b)           Effective as of the Effective Time, Parent agrees to transfer or cause to be transferred to Spinco all right, title and interest of the Parent or any member of the Parent Group in and to all of the Spinco Assets and all of the Spinco Liabilities.

(c)           Parent agrees that it will, or will cause another member of the Parent Group designated by Parent to timely pay and discharge all of the Parent Liabilities, at and after the Effective Time.

(d)           In the event that any conveyance of an Asset or transfer of Liability, including conveyance of any Spinco Asset and Spinco Liability required hereby is not effected at or before the Effective Time, the obligation to transfer such Asset or Liability shall continue past the Effective Time and shall be accomplished as soon thereafter as practicable.

(e)           If any Spinco Asset and/or Spinco Liability may not be transferred by reason of the requirement to obtain the consent of any third party and such consent has not been obtained by the Effective Time, then (unless otherwise expressly agreed by Parent and Spinco) such Asset or Liability may be transferred to Spinco if Spinco shall indemnify and hold harmless Parent for such transaction.  Parent and Spinco, as the case may be, shall (i) cause the owner of such Asset or Liability to use commercially reasonable efforts to provide to the appropriate member of the other party all the rights and benefits under such Asset or Liability, (ii) cause such owner to enforce such Asset or Liability for the benefit of such party, and (iii) cause such Party to assume all obligations of such Asset or Liability, in each case to the extent that such action does not cause a breach or default under such Asset or Liability. Both parties shall otherwise cooperate and use commercially reasonable efforts to provide the economic and operational equivalent of an assignment or transfer of the Asset or Liability as of the Effective Time.

(f)           From and after the Effective Time, each Party shall promptly transfer or cause the members of its Group promptly to transfer to the other Party or the appropriate member of the other Party’s Group, from time to time, any property received that is an Asset or Liability of the other Party or a member of its Group.

(g)           Except as expressly set forth in this Agreement or any instrument or document contemplated by this Agreement, neither any member of the Parent nor Spinco has made or shall be deemed to have made any representation or warranty as to (i) the Assets, business or Liabilities retained, transferred or assumed as contemplated hereby or thereby, (ii) any consents or approvals required in connection with the transfer or assumption by such party of any Asset or Liability contemplated by this Agreement, (iii) the value or freedom from any lien, claim, equity or other encumbrance of, or any other matter concerning, any Assets of such Party, (iv) the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other Asset of such Party, or (v) the legal sufficiency of any assignment, document or instrument delivered to convey title to any Asset transferred. EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL ASSETS WERE, OR ARE BEING, TRANSFERRED, OR ARE BEING RETAINED, ON AN “AS IS”, “WHERE IS” BASIS AND THE RESPECTIVE TRANSFEREES WILL BEAR THE ECONOMIC AND LEGAL RISKS THAT ANY CONVEYANCE OR OTHER TRANSFER SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE A TITLE THAT IS FREE AND CLEAR OF ANY LIEN, CLAIM, EQUITY OR OTHER ENCUMBRANCE.

2.3 INTERCOMPANY ROYALTIES.  In exchange for the transfer of the Spinco Assets and Spinco Liabilities to Spinco as provided herein:

(a)           Parent shall grant, transfer, assign, convey, execute and deliver to Spinco in accordance with applicable federal regulations, an overriding royalty interest of 12.5% in the those certain oil and gas assets included within the Parent Assets as set forth on Schedule “C”, attached hereto and made a part hereof, on the Distribution Date (the “Parent Royalty”).

(b)           The Parties shall cooperate to file the necessary assignments, mineral deeds, or similar filings with the appropriate Governmental Entities promptly following the Effective Time in order to reflect the aforementioned royalty assignments.

2.4 LIMITATION OF LIABILITY.

(a)           Except as otherwise expressly provided in this Agreement, no Party or any member of such Party’s Group shall have any Liability to any other Party or any member of each other Party’s Group in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate.

(b)           Except as otherwise set forth herein, neither Party nor any member of such Party’s Group shall have any Liability to any other Party or any member of such other Party’s Group based upon, arising out of or resulting from any agreement, arrangement, course of dealing or understanding existing on or prior to the Effective Time (other than this Agreement or any agreement entered into in connection herewith or therewith in order to consummate the transactions contemplated hereby or thereby).

2.5 NOVATION OF LIABILITIES; CONSENTS.

(a)           Each Party, at the request of the other Party, shall use commercially reasonable efforts to obtain, or to cause to be obtained, any consent, release, substitution or amendment required to novate or assign all obligations under agreements, arrangements, licenses and other obligations or Liabilities for which a member of such Party’s Group and a member of the other Party’s Group are jointly or severally liable and that do not constitute Liabilities of such other Party as provided in this Agreement (such other Party, the “Other Party”), or to obtain in writing the unconditional release of all parties to such arrangements (other than any member of the Group who assumed or retained such Liability as set forth in this Agreement), so that, in any such case, the members of the applicable Group will be solely responsible for such Liabilities.

(b)           If the Parties are unable to obtain, or to cause to be obtained, any such required consent, release, substitution or amendment, the Other Party or a member of such Other Party’s Group shall continue to be bound by such agreement, arrangement, license or other obligation that does not constitute a Liability of such Other Party and, unless not permitted by Law or the terms thereof, as agent or subcontractor for such Party, the Party or member of such Party’s Group who assumed or retained such Liability as set forth in this Agreement (the  “Liable Party”) shall, or shall cause a member of its Group to, pay, perform and discharge fully all the obligations or other Liabilities of such Other Party or member of such Other Party’s Group thereunder from and after the Effective Time; provided, however, that the Other Party shall not be obligated to extend, renew or otherwise cause such agreement, arrangement, license or other obligation to remain in effect beyond the term in effect as of the Effective Time. The Liable Party shall indemnify the Other Party and the members of the Other Party’s Group and hold each of them harmless against any and all Liabilities arising in connection therewith;  provided, however, that the Liable Party shall have no obligation to indemnify the Other Party or any member of such Other Party’s Group with respect to any matter to the extent that such Other Party has engaged in any knowing violation of Law, fraud or misrepresentation in connection therewith.  The Other Party shall, without further consideration, promptly pay and remit, or cause to be promptly paid or remitted, to the Liable Party or to another member of the Liable Party’s

Group, all money, rights and other consideration received by it or any member of its Group in respect of such performance by the Liable Party (unless any such consideration is an Asset of such Other Party pursuant to this Agreement). If and when any such consent, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, the Other Party shall promptly assign, or cause to be assigned, all rights, obligations and other Liabilities thereunder of any member of such Other Party’s Group to the Liable Party or to another member of the Liable Party’s Group without payment of any further consideration and the Liable Party, or another member of such Liable Party’s Group, without the payment of any further consideration, shall assume such rights and Liabilities.

ARTICLE III

THE DISTRIBUTION

3.1 COOPERATION PRIOR TO THE DISTRIBUTION; SECURITIES MATTERS.

(a)           Parent and Spinco shall prepare, and Parent shall distribute to the Record Holders of Parent Common Stock, the Information Statement, which shall set forth appropriate disclosure concerning Spinco, the Distribution, the “restricted” nature of Spinco Common Stock and transfer restrictions related thereto, and any other appropriate matters.

(b)           Parent and Spinco both acknowledge that Spinco is and shall continue to be a non-reporting privately held company following the Distribution Date and that there will not be a public market in the Spinco Common Stock, nor is one expected to develop, and that the Spinco Common Stock that Record Holders receive shall be “restricted securities.”  In that connection both Parties agree: (i) the Spinco Common Stock shall have the appropriate restrictive legends which describe the transfer restrictions related thereto; and (ii) Spinco’s stock transfer books shall include “stop transfer” instructions that indicate such transfer limits.

(c)           Parent and Spinco shall take all such action as may be necessary or appropriate under federal and state securities laws and the “blue sky” laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement.

3.2 CONDITIONS PRECEDENT TO THE DISTRIBUTION.  Neither the Distribution nor the related transactions set forth in this Agreement will become effective unless the following conditions have been satisfied or waived by Parent, in its sole and absolute discretion, at or before the Distribution Date:

(a)           Parent will have received from its accounting professionals, reasonable assurances substantially to the effect that, for U.S. federal income tax purposes, (i) the Distribution and certain transactions to be effected in connection with the separation of Parent and Spinco qualify under Sections 355 and/or 368(a) of the Code, and (ii) the Distribution and such transactions will qualify for tax-free treatment to Parent and to Spinco;

(b)           the Distribution will not violate or result in a breach of any Law or any material agreement;

(c)           the actions and filings necessary or appropriate under applicable federal or state securities laws and blue sky laws in connection with the Distribution will have been taken;

(d)           all consents required to be received or made before the Distribution may take place will have been received or made and be in full force and effect, and this Agreement will not have been terminated and will not violate, conflict with or result in a breach (with or without the passage of time) of any Law or any material agreements of Parent;

(e)           no preliminary or permanent injunction or other order, decree, or ruling issued by a Governmental Entity, and no statute (as interpreted through orders or rules of any Governmental Entity duly authorized to effectuate the statute), rule, regulation or executive order promulgated or enacted by any Governmental Entity will be in effect preventing, or materially limiting the benefits of, the Distribution;

(f)           No event or development shall have occurred or exist that, in the judgment of Parent's Board of Directors, in its sole discretion, makes it inadvisable to effect the Separation, the Distribution or any other transaction related thereto.

3.3 THE DISTRIBUTION.

(a)           On the Distribution Date, subject to satisfaction or waiver of the conditions set forth in this Agreement, Spinco shall issue, distribute and deliver certificates representing 100% of the shares of Spinco Common Stock to each shareholder of Parent Common Stock on the Record Date (the “Record Holder”) on a pro-rata basis, of one (1) share of Spinco Common Stock for each one (1) share of Parent Common Stock so held by such Record Holder.  The certificates for the Spinco Common Stock shall be delivered directly to each Record Holder by mail at their respective addresses as listed in the Parent transfer agent’s books and records.

(b)           Both Parties agree that the Distribution shall not constitute or be construed as a “sale” or a disposition for value of the Spinco Common Stock under Section 2(a)(3) of the Securities Act, and that the Record Holders shall not remit any consideration to receive the Spinco Common Stock; nor does such Distribution constitute a stock dividend issued by either of the Parties, but rather is a distribution merely for the purpose of effectuating the transactions contemplated hereby.

ARTICLE IV

COVENANTS

4.1 BANK ACCOUNTS.

(a)           The Parties agree to take, or cause the respective members of their respective Groups to take, at the Effective Time (or such other time as the Parties may agree), all actions necessary to amend all agreements or arrangements governing each bank and brokerage account owned by Parent, Spinco or any of their respective Groups (the “Accounts” ), so that such Accounts, if currently linked (whether by automatic withdrawal, automatic deposit, or any other authorization to transfer funds from or to, hereinafter  “linked” ) to any bank or brokerage account owned by the other Party or any other member of the other Party’s Group are de-linked from such other Party’s Accounts from and after the Effective Time.

(b)           With respect to any outstanding checks issued by Parent, Spinco, or any member of their respective Groups prior to the Effective Time, such outstanding checks shall be honored following the Effective Time by the entity or Group owning the account on which the check is drawn.

(c)           As between the two Parties (and the members of their respective Groups) all payments and reimbursements received after the Effective Time by any Party (or member of its Group) that relate to a business, Asset or Liability of another Party (or member of its Group), shall be held by such Party in trust for the use and benefit of the Party entitled thereto (at the expense of the Party entitled thereto) and, promptly upon receipt by such Party of any such payment or reimbursement, such Party shall pay over, or shall cause the applicable member of its Group to pay over to the other Party the amount of such payment or reimbursement without right of set-off.

4.2 GUARANTEED SPINCO LIABILITIES.

(a)           Spinco shall use commercially reasonable efforts (excluding payment of money or incurrence of Liabilities) to obtain as promptly as practicable after the Effective Time the release of all members of the Parent from any obligations with respect to Guaranteed Spinco Liabilities, including removing all members of the Parent from their obligations as guarantors with respect to the guarantees listed or described on Schedule “B.”  In no event shall any member of Spinco take any action with respect to any Guaranteed Spinco Liabilities which could be reasonably expected to adversely affect the Parent members in any way, including, without limitation, extending the term of any Guaranteed Spinco Liabilities or increasing the liability guaranteed thereunder, unless the guarantee or obligation of all Parent Group members is released as to any extended or modified liability obligations under such Guaranteed Spinco Liabilities or Parent otherwise consents in writing.

(b)           In the event that any Parent Group member is required to pay or otherwise satisfy any Guaranteed Spinco Liabilities, without limiting any of Parent’s rights and remedies against Spinco under this Agreement or otherwise, in order to secure Spinco’s indemnity obligations to Parent hereunder in respect of such Guaranteed Spinco Liabilities, Parent shall be entitled to all the rights of the payee in any property of any member of Spinco pledged as security for such Guaranteed Spinco Liabilities.

4.3 INSURANCE.

Except as otherwise provided in this Agreement, from and after the Effective Time, Spinco and Parent shall be responsible for obtaining and maintaining their own respective insurance programs for their risk of loss and such insurance arrangements shall be separate programs apart from each other and each Party will be responsible for its own deductibles, self-insured retentions, premium adjustments, audits, collateral, Taxes and claims handling charges or other expenses associated with for such insurance programs.

4.4 TRADEMARKS; TRADENAMES.  Each Party shall exercise commercially reasonable efforts to cease (and cause all of the members of its Group to cease), as soon as reasonably practicable after the Effective Time: (i) making any use of any names or trademarks that include (A) any of the trademarks of the other Party or such other Party’s subsidiaries or Affiliates and (B) any names or trademarks related thereto including any names or trademarks confusingly similar thereto or dilutive thereof.

4.5 AUDITORS AND AUDITS; ANNUAL AND QUARTERLY FINANCIAL STATEMENTS AND ACCOUNTING. Each Party agrees to the following:

(a)           Annual Financial Statements. Following the Effective Time, each Party shall provide to the other Party on a timely basis all information reasonably required to meet its schedule for the preparation, printing, filing, and public dissemination of its annual financial statements and, to the extent applicable to such Party, for management’s assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with all applicable provisions of Regulation S-K, and to the extent applicable to such party, its auditor’s audit of its internal control over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the Commission’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder (such assessments and audit being referred to as the “Internal Control Audit and Management Assessments”). Without limiting the generality of the foregoing, each Party will provide all required financial and other information with respect to itself and its subsidiaries to its auditors in a sufficient and reasonable time and in sufficient detail to permit its auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the other Party’s auditors with respect to information to be included or contained in the other Party’s annual financial statements and to permit the other Party’s auditors and management to complete the Internal Control Audit and Management Assessments.

(b)           Access to Personnel and Records. Following the Effective Time, each audited Party shall authorize its auditors, and use commercially reasonable efforts to cause its respective auditors, to make available to the other Party’s auditors (the “Other Party’s Auditors”), at the sole cost and expense of the Party requesting access, both the personnel who performed or are performing the annual audits of such audited party (each such Party with respect to its own audit, the “Audited Party”) and work papers related to the annual audits of such Audited Party, in all cases within a reasonable time prior to such Audited Party’s auditors’ opinion date, so that the Other Party’s Auditors are able to perform the procedures they consider necessary to take responsibility for, or otherwise to review to the extent deemed required, the work of the Audited Party’s auditors as it relates to their auditors’ report on or review of such other Party’s financial statements, all within sufficient time to enable such other Party to meet its timetable for the printing, filing and public dissemination of its annual or interim financial statements. In such an event, each Party shall make available to the Other Party’s Auditors and management its personnel and Records, at the sole cost and expense of the Party requesting access, in a reasonable time prior to the Other Party’s Auditors’ opinion or review date and the other party’s management’s assessment date so that the Other Party’s Auditors and the other Party’s management are able to prepare its annual or interim financial statements or to perform the procedures they consider necessary to conduct the Internal Control Audit and Management Assessments.

(c)           If any Party or member of its respective Group is required, pursuant to Rule 3-09 of Regulation S-X or otherwise, to include in its Exchange Act filings audited financial statements or other information of the other Party or member of the other Party’s Group, the other Party shall use commercially reasonable efforts (i) to provide such audited financial statements or other information, and (ii) to cause its outside auditors to consent to the inclusion of such audited financial statements or other information in the Party’s Exchange Act filings.

(d)           Nothing in this Section 4.5 shall require any Party to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business;  provided,  however, that in the event that a Party is required under this Section 4.5 to disclose any such information, such Party shall use commercially reasonable efforts to seek to obtain such third party’s consent to the disclosure of such information.

4.6 RIGHT OF OFFSET.

(a)           To the extent Parent or any other member of the Parent Group has the right to receive any amounts hereunder, including under the provisions of Article VI or under any other arrangement between any member of the Parent and Spinco, then following notice of such proposed offset, Parent may satisfy such amounts out of and shall have a right of off-set against any amounts then currently due from Spinco to Parent or any other member of the Parent Group hereunder or thereunder.

(b)           To the extent Spinco has the right to receive any amounts hereunder, including under the provisions of Article VI, or under any other arrangement between any member of Spinco and Parent or any other member of the Parent Group, then following notice of such proposed offset, Spinco may satisfy such amounts out of and shall have a right of off-set against any amounts then currently due from Parent or any other member of the Parent Group to Spinco or any other member of Spinco hereunder or thereunder.

ARTICLE V

LITIGATION MATTERS

5.1 CASE ALLOCATION.

(a)           As of the Effective Time, Spinco shall (i) diligently conduct, at its sole cost and expense, the defense of the Spinco Actions and any applicable future Spinco Actions; (ii) notify Parent of material litigation developments related to the Spinco Actions; and (iii) agree not to file any cross claim or institute separate legal proceedings against Parent in relation to the Spinco Actions.

(b)           As of the Effective Time, Parent shall, and, as applicable, shall cause the other members of the Parent Group to, (i) diligently conduct, at its sole cost and expense, the defense of the Parent Actions and any applicable future Parent Actions; and (ii) agree not to file any cross claim or institute separate legal proceedings against Spinco in relation to the Parent Actions.

(c)           Notwithstanding anything in this Section 5.1 to the contrary, Parent shall have the right to participate in the defense of any Spinco Action and to be represented by attorneys of its own choosing and at its sole cost and expense.

(d)           Spinco shall indemnify and hold harmless Parent and other members of the Parent Group against Liabilities arising in connection with Spinco Actions, and Parent shall indemnify and hold harmless Spinco and other members of Spinco against Liabilities arising in connection with Parent Actions, in each case, in accordance with the indemnification provisions of Article VI.

(e)           As of the Effective Time, Parent shall, and, as applicable, shall cause the other members of the Parent to, (i) diligently conduct the defense of the Joint Actions and any applicable future Joint Actions; (ii) notify Spinco of material litigation developments related to the Joint Actions; and (iii) agree not to file any cross claim or institute separate legal proceedings against Spinco in relation to the Joint Actions; provided that if it becomes clear that a Joint Action relates primarily to the Spinco Business then from and after such time such Joint Action shall instead be deemed to be a Spinco Action subject to clause (a) above; and  provided,  further, that if it becomes clear that a Joint Action does not relate primarily to the Spinco Business then from and after such time such Joint Action shall instead be deemed to be a Parent Action subject to clause (b) above. Parent and Spinco shall regularly meet to review and discuss the progress of the Joint Actions and the classification thereof.  Any dispute regarding whether an Action remains a Joint Action shall be settled pursuant to the dispute resolution mechanics of Section 9.15.

(f)           Until such time as the respective Liabilities of the members of the Parent and Spinco Group are determined in connection with any Joint Action, Parent and Spinco shall each pay fifty percent (50%) of the cost and expenses associated with the defense of such Joint Action. The parties agree that, to effect the foregoing sharing arrangement, counsel in connection with any Joint Action shall be instructed to render separate bills to Parent and to Spinco. In the event that either Party pays any costs or expenses that are the responsibility of the other Party hereunder, the responsible Party shall promptly reimburse the other Party for such amounts. Spinco shall have the right to employ separate counsel to represent Spinco and/or any members of the Spinco Group if Spinco shall have reasonably concluded that there may be a legal defense available to Spinco that are different from or in addition to those available to Parent or representation of both Parent (or any member of the Parent Group) and Spinco (or any member of the Spinco Group) by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case fees and expenses of such counsel incurred by Spinco shall be included in the amounts allocated by the next sentence of this paragraph (f). Upon the determination of Liability of the members of the Parent Group and Spinco Group in connection with any Joint Action, Spinco shall indemnify and hold harmless Parent and other members of the Parent against the portion of such Liabilities relating primarily to the Spinco Business, and Parent shall indemnify and hold harmless Spinco (and any members of the Spinco Group) against the portion of such Liabilities relating primarily to the Parent Business, including, in each case, the costs and expenses associated with the defense of such Joint Action since the beginning of such Joint Action, which shall be allocated between Parent and Spinco in proportion to the Liability with respect to such Joint Action of members of the Parent, on the one hand, and members of Spinco, on the other hand. Indemnification pursuant to this Section 5.1(f) shall be in accordance with the indemnification provisions of Article VI.

5.2 LITIGATION COOPERATION.

(a)           Each of Parent and Spinco agrees that at all times from and after the Effective Time, if an Action currently exists or is commenced by a third-party with respect to which a Party (or any member of such Party’s respective Group) is a named defendant but such Action is otherwise not a Liability allocated to such named Party under this Agreement, then the other Party shall use commercially reasonable efforts to cause the named but not liable defendant to be removed from such Action and such defendant shall not be required to make any payments or contribution in connection therewith.

(b)           If, in the case of any Action involving a matter contemplated by Section 5.1, there is believed to be a conflict of interest between the Parties, or in the event that any third party claim seeks equitable relief which would restrict or limit the future conduct of the non-responsible Party or such Party’s business or operations, such Party shall be entitled to retain, at the responsible Party’s expense, separate counsel as required by the applicable rules of professional conduct (which counsel shall be reasonably acceptable to the responsible Party) and to participate in (but not control) the defense, compromise, or settlement of that portion of the Action where there is believed to be a conflict of interest or the third party claim that seeks equitable relief with respect to the named Party.

(c)           Parent and Spinco shall each use commercially reasonable efforts to make available to the other, upon written request, its officers, directors, employees and agents, and the officers, directors, employees and agents of its subsidiaries, as witnesses to the extent that such individuals may reasonably be required in connection with any legal, administrative or other proceedings arising out of the business of the other, or of any entity that is part of the other Party’s Group in which the requesting Party or a member of its Group may be involved. The requesting Party shall bear all out-of-pocket expenses in connection therewith. On and after the Effective Time, in connection with any matter contemplated by this Section 5.2(c), the Parties will maintain any attorney-client privilege or work product immunity of any member of any Group as required by this Agreement.

ARTICLE VI

INDEMNIFICATION

6.1 SPINCO INDEMNIFICATION OF THE PARENT.  On and after the Effective Time, Spinco shall indemnify, defend and hold harmless each member of the Parent Group, and each of their respective directors, officers, employees and agents (the “Parent Indemnitees”) from and against any and all Indemnifiable Losses incurred or suffered by any of the Parent Indemnitees and arising out of, or due to, (a) the failure of Spinco to pay, perform or otherwise discharge, any of the Spinco Liabilities, (b) any untrue statement or alleged untrue statement of any material fact regarding Spinco contained in the final Information Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than the information about Parent included in the Information Statement), excluding information in the Information Statement regarding whether the Distribution is taxable, and (c) any breach by Spinco of this Agreement; provided, that Spinco shall have no obligation to indemnify Parent or any other member of the Parent Group with respect to any matter to the extent that such party has engaged in any knowing violation of Law, fraud or misrepresentation in connection therewith.

6.2 PARENT INDEMNIFICATION OF SPINCO GROUP.  On and after the Effective Time, Parent shall indemnify, defend and hold harmless Spinco, any future member of the Spinco Group, and each of their respective directors, officers, employees and agents (the “Spinco Indemnitees”) from and against any and all Indemnifiable Losses incurred or suffered by any of the Spinco Indemnitees and arising out of, or due to, (a) the failure of Parent or any member of the Parent Group to pay, perform or otherwise discharge, any of the Parent Liabilities, (b) any untrue statement or alleged untrue statement of any material fact regarding

Parent contained in the final Information Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than the information about Spinco included in the Information Statement), excluding information in the Information Statement regarding whether the Distribution is taxable, and (c) any breach by Parent or any member of the Parent Group of this Agreement; provided, that Parent shall have no obligation to indemnify Spinco and any future member of the Spinco Group with respect to any matter to the extent that such party has engaged in any knowing violation of Law, fraud or misrepresentation in connection therewith.

6.3 CONTRIBUTION.  In circumstances in which the indemnity agreements provided for in Sections 6.1 and 6.2 are unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any Indemnifiable Losses arising thereunder, each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such Indemnifiable Losses, in proportion to the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the Indemnifiable Losses, as well as any other relevant equitable considerations.

6.4 INSURANCE AND THIRD PARTY OBLIGATIONS.  No insurer or any other third party shall be, by virtue of the foregoing indemnification provisions, (a) entitled to a benefit it would not be entitled to receive in the absence of such provisions, (b) relieved of the responsibility to pay any claims to which it is obligated, or (c) entitled to any subrogation rights with respect to any obligation hereunder.

6.5 NOTICE AND PAYMENT OF CLAIMS.  If any Parent or Spinco Indemnitee (the “Indemnified Party”) determines that it is or may be entitled to indemnification by a Party (the “Indemnifying Party ”) under this Article VI, the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. After the Indemnifying Party shall have been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying Party shall, within thirty (30) days after receipt of such notice, pay the Indemnified Party such amount in cash or other immediately available funds (or reach agreement with the Indemnified Party as to a mutually agreeable alternative payment schedule) unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor within the same thirty (30) day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount.

ARTICLE VII

EMPLOYEE, TAX AND ACCOUNTING MATTERS

7.1 EMPLOYEE MATTERS.  Other than the principals, Messrs. Johnny R. Thomas and John C. Francis (the “Principals”), Parent does not have any employees.  Following the Effective Time, Spinco shall have sole responsibility for any of its respective directors, officers, employees, agents, and independent contractors and Parent and members of the Parent Group shall have sole responsibility for any of its respective directors, officers, employees, agents, and independent contractors.  The Principals shall provide their management services with respect to Spinco through holding officer, director and employee positions with Spinco, that are separate and independent from such officer, director and employee positions at Parent.  The Principals shall allocate a sufficient amount of their time to Spinco in order to properly carry out the Spinco Business.

7.2 TAXES. Parent shall prepare and file or cause to be prepared and filed all Tax Returns of Parent and Spinco relating to the Spinco Business, Spinco Assets or Spinco Liabilities that are due on or before the Effective Time (taking into account any valid extensions thereof), all such Tax Returns relating to taxable periods ending on or before the Effective Time and all such Tax Returns for any taxable period that includes the Effective Time (the “Straddle Period”).  Spinco shall prepare and file or cause to be prepared and filed all Tax Returns relating to the Spinco Business, Spinco Assets and Spinco Liabilities for taxable periods ending after the Effective Time, except for Tax Returns for the Straddle Period.  Except as otherwise provided in this Section, Parent shall prepare and file all Tax Returns relating to the Parent Business, the Parent Assets and the Parent Liabilities for taxable periods ending after the Effective Time.  Notwithstanding anything to the contrary herein, Parent shall bear any and all stamp, duty, transfer, sales and use or similar Taxes incurred in connection with the Distribution.

7.3 INTERCOMPANY ACCOUNTS.  To the extent any Intercompany Accounts exist or are outstanding immediately prior to the Effective Time under any of the general ledger accounts of Parent, Spinco or any of their respective Affiliates and continue to be outstanding after the Effective Time, thereafter any such Intercompany Accounts (i) shall be an obligation of the relevant Party (or the relevant member of such Party’s Group), each responsible for fulfilling its (or a member of such Party’s Group’s) obligations in accordance with the terms and conditions applicable to such obligation, and (ii) shall be for each relevant Party (or the relevant member of such Party’s Group) an obligation to a third-party and shall no longer be an Intercompany Account.

ARTICLE VIII

INFORMATION; SEPARATION OF DATA

8.1 PROVISION OF CORPORATE RECORDS.  As soon as practicable following the Effective Time, Parent and Spinco shall each arrange for the provision to the other of existing Records in its possession relating to the other Party or its business and affairs or to any other entity that is part of such other Party’s respective Group or to the business and affairs of such other entity.

8.2 ACCESS TO INFORMATION; RETENTION OF RECORDS.  From and after the Effective Time, Parent and Spinco shall each afford the other and its accountants, counsel and other designated representatives reasonable access (including using commercially reasonable efforts to give access to Persons possessing information) and duplicating rights during normal business hours to all Records in its possession relating to the business and affairs of the other Party or a member of its Group (other than data and information subject to an attorney/client or other privilege), including, but not limited to, the shared records, insofar as such access is reasonably required by the other including, without limitation, for audit, accounting, regulatory and litigation purposes.  Except as otherwise required by law or agreed to in writing, each Party shall, and shall cause the members of its Group to, retain all information relating to the other Party’s business and affairs in accordance with the past practice of such Party.

8.3 CONFIDENTIALITY.

(a)           Notwithstanding any termination of this Agreement, the Parties shall hold, and shall cause each of their respective subsidiaries to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence, and not to disclose or release or use, for any ongoing or future commercial purpose, without the prior written consent of the other Party, any and all Confidential Information concerning any other Party; provided, that the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information for our auditing and other non-commercial purposes and are informed of their obligation to, and agree to, hold such information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if the Parties or any of their respective subsidiaries are required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule, (iii) as required in connection with any legal or other proceeding by one Party against any other Party, or (iv) as necessary in order to permit a Party to prepare and disclose its financial statements, or other required disclosures; provided, further, that each Party (and members of its Group as necessary) may use, or may permit use of, Confidential Information of the other Party in connection with such first Party performing its obligations, or exercising its rights, under this Agreement. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (iii) above, each Party, as applicable and to the extent not prohibited by any applicable Laws, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which such Parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall or shall cause the other applicable Party or Parties to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such information.

(b)           Each Party acknowledges that it and the other members of its Group may have in their possession confidential or proprietary information of third parties that was received under confidentiality or non-disclosure agreements with such third party prior to the Effective Time. Such Party will hold, and will cause the other members of its Group and their respective representatives to hold, in strict confidence the confidential and proprietary information of third parties to which they or any other member of their respective Groups has access, in accordance with the terms of any agreements entered into prior to the Effective Time between one or more members of the such Party’s Group (whether acting through, on behalf of, or in connection with, the separated businesses) and such third parties.

(c)           Upon the written request of a Party, the other Party shall promptly, (i) deliver to such requesting Party all original Confidential Information (whether written or electronic) concerning such requesting Party and/or its subsidiaries, and (ii) if specifically requested by such requesting Party, destroy any copies of such Confidential Information (including any extracts there from).  Upon the written request of such requesting Party, the other Party shall cause one of its duly authorized officers to certify in writing to such requesting Party that the requirements of the preceding sentence have been satisfied in full.

8.4 PRIVILEGED MATTERS.

(a)           The Parties recognize that legal and other professional services that have been and will be provided prior to the Effective Time have been and will be rendered for the collective benefit of each of the members of the Parent Group and Spinco, and that each of the members of the Parent and Spinco should be deemed to be the client with respect to such pre-separation services for the purposes of asserting all privileges which may be asserted under applicable Law.

(b)           The Parties recognize that legal and other professional services will be provided following the Effective Time which will be rendered solely for the benefit of Parent or Spinco, as the case may be.

(c)           The Parties agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 8.4, with respect to all privileges not allocated pursuant to the terms of Section 8.4(b). All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both Parent and Spinco in respect of which both Parties retain any responsibility or Liability under this Agreement, shall be subject to a shared privilege among them.

(d)           No Party may waive any privilege which could be asserted under any applicable Law, and in which any other Party has a shared privilege, without the consent of the other Party, which shall not be unreasonably withheld or delayed. Consent shall be in writing, or shall be deemed to be granted unless written objection is made upon the Party requesting such consent within twenty (20) days after notice is given to the other Party.  Each Party shall use its reasonable best efforts to preserve any privilege held by the other party if that privilege is a shared privilege or has been allocated to the other party pursuant to Section 8.4(b).

(e)           In the event of any litigation or dispute between or among any of the Parties, or any members of their respective Groups, either such Party may waive a privilege in which the other Party or member of such Group has a shared privilege, without obtaining the consent of the other Party; provided, that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the relevant Parties and/or the applicable members of their respective Group’s, and shall not operate as a waiver of the shared privilege with respect to third parties.

(f)           Upon receipt by either Party or by any subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which the other Party has the sole right hereunder to assert a privilege, or if either Party obtains knowledge that any of its or any of its subsidiaries’ current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged information, such Party shall promptly notify the other Party of the existence of the request and shall provide the other Party a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 8.4 or otherwise to prevent the production or disclosure of such privileged information.

ARTICLE IX

MISCELLANEOUS

9.1 EXPENSES.  Except as set forth in this Agreement, Spinco shall pay (a) all costs and expenses incurred in connection with the spin-off and the transactions contemplated by this Agreement and the fees and expenses of all counsel, accountants and financial and other advisors, (b) all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and (c) all legal, filing, accounting, printing, and other expenses in connection with the preparation, printing and filing of the Information Statement.

9.2 NOTICES.  All notices and communications under this Agreement shall be in writing and shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, hand delivery or overnight courier, and, (b) three (3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the party to whom the same is directed at its address as follows:

If to Parent, to:

Consolidation Services, Inc.
2756 N. Green Valley Parkway
Suite 225
Henderson, NV  89014
Attention: Johnny R. Thomas
Fax: (702) 614-5171

With copies to:

Phillips Nizer LLP
666 Fifth Avenue
New York, NY 10103
Fax: (212) 262-5152
Attention: Elliot H. Lutzker, Esq.

If to Spinco, to:

Colt Resources, Inc.
2756 N. Green Valley Parkway
Suite 225
Henderson, NV  89014
Attention: John C. Francis
Fax: (702) 614-5171

With copies to:

Phillips Nizer LLP
666 Fifth Avenue
New York, NY 10103
Fax: (212) 262-5152
Attention: Elliot H. Lutzker, Esq.

Either Party may, by written notice delivered to the other Party in accordance with this Section 9.2, change the address to which delivery of any notice shall thereafter be made.

9.3 AMENDMENT AND WAIVER.  This Agreement may not be altered or amended, nor may any rights hereunder be waived, except by an instrument in writing executed by the Party or Parties to be charged with such amendment or waiver.  No waiver of any term, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

9.4 ENTIRE AGREEMENT.  This Agreement constitutes the entire understanding of the Parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

9.5 CONSOLIDATION, MERGER, ETC.; PARTIES IN INTEREST.

(a)           Neither Party (referred to in this Section 9.5(a) as a “Transferring Party”) shall consolidate with or merge into any other entity or convey, transfer or lease all or any substantial portion of its properties and assets to any entity, unless, in each case, the other party to such transaction expressly assumes, by a written agreement, executed and delivered to the other Party hereto, in form reasonably satisfactory to such other Party, all of the Liabilities of the Transferring Party under this Agreement and the due and punctual performance or observance of every agreement, obligation and covenant of this Agreement on the part of the Transferring Party to be performed or observed.

(b)           Neither of the Parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of each other Party. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any Person other than members of the Parent Group and Spinco and the Parent Indemnitees and Spinco Indemnitees under Article VI hereof.

9.6 TERMINATION.  This Agreement may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution and the Separation be abandoned or rescinded by and in the sole discretion of Parent without the approval of Spinco or the shareholders of Parent.  In the event of such termination, neither Party shall have any liability of any kind arising from such termination to the other Party or any other Person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the Parties; provided,  however, that Articles VI and VIII shall not be terminated or amended after the Distribution in respect of any Parent Indemnitee or Spinco Indemnitee without the consent of such Person.

9.7 FURTHER ASSURANCES AND CONSENTS.   In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties hereto will use commercially reasonable efforts to (a) execute and deliver such further instruments and documents and take such other actions as any other Party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (b) take, or cause to be taken, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using commercially reasonable efforts to obtain any consents and approvals, make any filings and applications and remove any liens, claims, equity or other encumbrance on an Asset of the other Party necessary or desirable in order to consummate the transactions contemplated by this Agreement;  provided  that no Party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the Party or its Group or the business thereof.

9.8 SEVERABILITY.   In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and the Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.9 GOVERNING LAW; JURISDICTION.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of Nevada, without regard to the conflicts of law rules of such state. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the courts of the State of Nevada or any federal court with subject matter jurisdiction located therein (and any appeals court therefrom) in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than such courts.

9.10 COUNTERPARTS.  This Agreement may be executed in one or more counterparts, including by facsimile or electronic transmission, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same Agreement.

9.11 THIRD PARTY BENEFICIARIES.  Except as provided in Article VI, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

9.12 SPECIFIC PERFORMANCE.   The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to provisional or temporary injunctive relief in accordance therewith in any court of the United States, this being in addition to any other remedy or relief to which they may be entitled.

9.13 LIMITATIONS OF LIABILITY.  Notwithstanding anything in this Agreement to the contrary, no Indemnifying Party shall be liable to an Indemnified Party for any special, indirect, incidental, punitive, consequential, exemplary, statutorily-enhanced or similar damages in excess of compensatory damages (provided that any such liability with respect to a third party claim shall be considered direct damages) arising in connection with the transactions contemplated by this Agreement.

9.14 CONSTRUCTION.  The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against a party drafting or causing any instrument to be drafted.

9.15 DISPUTES.  The Parties shall use good faith efforts to resolve any disputes arising out of this Agreement within fifteen (15) days of receipt of a Party’s written notice of a dispute.  In the event that such Parties are unable to resolve a dispute within thirty (30) business days (or such longer period as the Parties may mutually determine), they shall submit the matter to binding arbitration according to the rules of the American Arbitration Association for commercial disputes. The arbitration shall be conducted by one arbitrator, expert in matters relating to commercial law, mutually selected by the Parties.  If the Parties fail to mutually agree upon one arbitrator within ten (10) days of submission of the dispute to arbitration, one will be appointed in accordance with the commercial rules and practices of the American Arbitration Association.  Any award, order or judgment pursuant to such arbitration shall be deemed final and binding and may be enforced in any court of competent jurisdiction. The Parties agree that the arbitrator shall only have the power and authority to make awards and issue orders as expressly permitted herein and shall not, in any event, make any award that provides for punitive damages. The schedule and rules for the arbitration proceedings shall be as set by the arbitrator and the arbitration proceedings shall be held in Las Vegas, Nevada.  Each Party shall bear its own costs of participating in the arbitration proceedings, but shall share the costs of the arbitrator.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Separation and Distribution Agreement to be executed by their duly authorized officers as of the date first set forth above.

PARENT: CONSOLIDATION SERVICES, INC. By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: Chief Executive Officer

SPINCO: COLT RESOURCES, INC. By: /s/ John C. Francis Name: John C. Francis Title: Vice President